PRESS RELEASE

                                                     Contact:  Gerard R. Kunic
                                                               President
                                                               RSV Bancorp, Inc.
                                                               (412) 322-6107
RSV Bancorp, Inc.
Mt. Troy Bank
2000 Mt. Troy Road
Pittsburgh, Pennsylvania 15212

OTC Electronic Bulletin Board "RSVB"

For Immediate Release
July 2, 2004


                       RSV BANCORP, INC. AND MT. TROY BANK
                             ANNOUNCE CHANGE OF NAME

         Pittsburgh, Pennsylvania - July 2, 2004 -- RSV Bancorp, Inc. (the "Company"), the holding company of Mt. Troy Bank (the "Bank"), announced today that the Company's name change from "Reserve Bancorp, Inc." to "RSV Bancorp, Inc." and the Bank's name change from "Reserve Bank" to "Mt. Troy Bank" were effective as of July 1, 2004.

         Mt. Troy Bank is a federally chartered stock savings bank which conducts its business from its main office in Reserve Township, Pennsylvania and a full-service branch office in McCandless Township, Pennsylvania. The Bank's deposits are insured up to the maximum legal amount by the Federal Deposit Insurance Corporation (FDIC).